SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No.  )

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☐	Preliminary Information Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

☒	Definitive Information Statement

APPLIED SPECTRUM TECHNOLOGIES, INC.
(Name of Registrant As Specified In Charter)

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	5)	Total fee paid:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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APPLIED SPECTRUM TECHNOLOGIES, INC.
Changjiang Tower, 23rd Floor
No. 1 Minquan Road
Wuhan, Hubei Province, PRC

December 29, 2006

Dear Stockholder:

The accompanying Information Statement is being furnished to the holders of common stock, as the voting shareholders of Applied Spectrum Technologies, Inc. (the “Company”). The Board of Directors (the “Board”) is not soliciting your proxy and you are requested not to send us a proxy. The purpose of this Information Statement is to notify you of the following actions already approved by written consent of a majority of the voting stockholders and directors, pursuant to Rule 14c-2 of the Securities Exchange Act of 1934:

(1)	To authorize the Company’s Board of Directors to amend its Articles of Incorporation to change the name of the Company to “Benda Pharmaceutical, Inc.”

The enclosed Information Statement is being mailed on or about December 29, 2006 to stockholders of record as of the close of business on December 1, 2006. You are urged to read the enclosed Information Statement in its entirety.

For the Board of Directors of
APPLIED SPECTRUM TECHNOLOGIES, INC.

By:	/s/ Yiqing Wan
Yiqing Wan
President, CEO, and Chairman

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

APPLIED SPECTRUM TECHNOLOGIES, INC.
Changjiang Tower, 23rd Floor
No. 1 Minquan Road
Wuhan, Hubei Province, PRC
+86 (27) 8537-5532

December 29, 2006

GENERAL INFORMATION

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the holders (the "Stockholders") of the common stock, par value $.001 per share (the "Common Stock"), of Applied Spectrum Technologies, Inc., a Delaware Corporation (the "Company"), to notify such Stockholders of the following:

(1)
On or about December 1, 2006, the Company received written consents in lieu of a meeting of Stockholders from holders of 52,721,507 shares representing approximately 54% of the 96,964,406 shares of the total issued and outstanding shares of voting stock of the Company (the "Majority Stockholders") approving the amendment to the Company’s Articles of Incorporation (the "Amendment") to change the name of the Company to “Benda Pharmaceutical, Inc.”

On December 1, 2006, pursuant to D.G.C.L. §141, the Board of Directors of the Company unanimously approved the above action, subject to stockholder approval. According to D.G.C.L. §216, a majority of the outstanding shares of voting capital stock entitled to vote on the matter is required in order to reincorporate the Company. The Majority Stockholder approved the actions by written consent in lieu of a meeting on December 1, 2006 in accordance with the Delaware General Corporation Law.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them. The Board of Directors has fixed the close of business on December 1, 2006, as the record date (the "Record Date") for the determination of Stockholders who are entitled to receive this Information Statement.

Each share of our common stock entitles its holder to one vote on each matter submitted to the stockholders. However, because the stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing actions by resolution; and having sufficient voting power to approve such proposals through their ownership of the capital stock, no other consents will be solicited in connection with this Information Statement.

You are also being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the forgoing action will not become effective until at least 20 calendar days after the mailing of this Information Statement.

This Information Statement is being mailed on or about December 29, 2006 to all Stockholders of record as of the Record Date.

INFORMATION ON CONSENTING SHAREHOLDERS

As of the date of the Consent by the Majority Stockholders, December 1, 2006, the Company had 96,964,406 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval. Preferred Stockholders are not entitled to vote on matters submitted for Stockholder approval.

On December 1, 2006, the holders of 52,721,507 shares representing approximately 54% of the 96,964,406 shares of Common Stock then outstanding executed and delivered to the Company a written consent approving the actions set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

The D.G.C.L. provides in substance that unless the Company's articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

Combined, the three consenting shareholders constitute approximately 54% of the total issued and outstanding common shares. No consideration was paid for the consents of the shareholders. The consenting shareholders’ names, affiliations with the Company, and their beneficial holdings are summarized follows:

COMMON SHAREHOLDERS:	Affiliation	Number of Voting Shares	Percentage of Voting Shares
XIA Pharmaceutical Inc.	Common Stock Shareholder (1)	46,187,136	47.63%
Huilian Song	Common Stock Shareholder, Director	2,303,506	2.38%
Moveup Investments Limited	Common Stock Shareholder	4,230,865	4.36%
Total		52,721,507	54.37%

(1)
Yiqing Wan and Wei Xu each have a 50% equity ownership in XIA Pharmaceutical Inc. Yiqing Wan is our Chief Executive Officer, Vice President and Chairman of the Board of Directors. Wei Xu is our Vice President of Operations. In addition, they are husband and wife.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None.

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS’ RIGHT OF APPRAISAL

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 1, 2006 with respect to the beneficial ownership of the outstanding shares of the Company’s capital stock by (i) each person known by the Company who will beneficially own five percent (5%) or more of the outstanding shares; (ii) the officers and directors of the Company; and (iii) all the aforementioned officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants or convertible securities exercisable or convertible within 60 days of December 1, 2006 are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person, and is based on 125,522,342 common shares issued and outstanding on a fully converted basis as of December 1, 2006.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percent of Beneficial Ownership (4)
XIA Pharmaceutical Inc. (1)	46,187,136 (2)	36.80%
Moveup Investments Limited (3)	4,230,865	3.37%
Hui Long (1)	0	0
Daping Gu (1)	0	0
Ruilu Song (1)	0	0
Jingbo Wu (1)	0	0
Huilian Song (1)	0	0
KI Equity Partners III, LLC c/o Timothy J. Keating, Manager 5251 DTC Parkway, Suite 1090 Greenwood Village, Colorado 80111-2739	4,481,302	3.57%
All Executive Officers and Directors as a group (7 persons)	46,187,136	36.80%

(1)	Address is c/o Changjiang Tower, 23rd Floor, No. 1 Minquan Road, Wuhan, Hubei Province, PRC.
(2)	Yiqing Wan and Wei Xu each have a 50% equity ownership in XIA Pharmaceutical Inc. They are both our executive officers and Yiqing Wan is a director. In addition, they are husband and wife.
(3)	Shaoping Lu is the beneficial owner of Moveup Investments Limited.
(4)	Assumes exercise of all outstanding warrants. Based on 125,522,342 shares issued and outstanding.

CHANGE IN CONTROL

The Board of Directors of the Company is aware that there has been a change in control of the Company.

The Company entered into a Share Exchange Agreement dated September 7, 2006 (“Exchange Agreement”) with KI Equity Partners III, LLC, a Delaware limited liability company (“KI Equity”), Ever Leader Holdings Limited, a company incorporated under the laws of Hong Kong SAR ("Ever Leader"), and each of the equity owners of Ever Leader (the “Ever Leader Shareholders”), whereby the Company acquired all of the equity interest of Ever Leader in exchange for issuing 64,942,360 shares of our common stock to the Ever Leader shareholders. The Exchange Agreement was contingent upon the Company receiving a minimum of $10,000,000 in signed subscriptions (the “Subscription Agreements”) to purchase Units in a private placement offering (the “Financing”) exempt from registration under the Securities Act. On November 15, 2006, the Company received the requisite amount of Subscription Agreements and the transactions contemplated by the Exchange Agreement closed.

In connection with the Exchange Agreement and Financing: (i) effective November 15, 2006, Mr. Kevin R. Keating resigned as member of the board of directors of the Company. There were no disagreements between or among Mr. Kevin R. Keating and any officer or director of the Company; (ii) effective November 15, 2006, Mr. Kevin R. Keating resigned as the Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer of the Company; (iv) effective November 15, 2006, Yiqing Wan, Ruilu Song, Jingbo Wu, Hulian Song, and John Micek, III were appointed as members of the Company’s Board of Directors (the “New Board”); and (v) effective November 15, 2006, the New Board appointed Yiqing Wan as the Chief Executive Officer and President, Wei Xu as the Vice President of Operations, Hui Long as the Vice President of Technology, Daping Gu as the Vice President of Marketing, Ruilu Song as Vice President, and Jingbo Wu as Vice President of the Company.

A more detailed description of the above transactions can be found in the Company’s Current Report on Form 8-K filed with the SEC on November 17, 2006 (SEC File No. 000-16397).

NOTICE TO SHAREHOLDERS OF ACTION APPROVED BY CONSENTING SHAREHOLDERS

The following action was taken based upon the unanimous recommendation of the Company’s Board of Directors (the “Board”) and the written consent of the consenting shareholders:

ACTION 1

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME

On December 1, 2006, The Board and the consenting shareholders unanimously adopted and approved an amendment to the Company’s Articles of Incorporation to change the Company’s name to Benda Pharmaceutical, Inc. (the “Name Change”).  No further consents, votes or proxies are or were necessary to effect the approval of the Certificate of Amendment to the Company’s Articles of Incorporation.

The Name Change will be implemented by filing a Certificate of Amendment with the Secretary of State of the State of Delaware (“Certificate of Amendment”). The text of the Certificate of Amendment is attached to this Information Statement as Exhibit A of the resolutions approving the Name Change, which are attached to this Information Statement as Exhibit 1. The Certificate of Amendment will become effective once it is filed with the Secretary of State of Delaware. Under federal securities laws, the Company cannot file the Certificate of Amendment until at least 20 days after mailing this Information Statement to our shareholders.

If the proposal had not been adopted by the Majority Stockholders, it would have been necessary for this action to have been considered by the Company’s stockholders at a special or annual stockholders’ meeting convened for at least the purpose of approving the Name Change.

Our board of directors and stockholders holding a majority of the voting power of the Company believe that changing our corporate name is in the best interests of the Company and our stockholders to better reflect our new business focus.   The voting and other rights that accompany the Company’s common stock will not be affected by the change in our corporate name.  Upon filing the Certificate of Amendment, the Company’s name will change to Benda Pharmaceutical, Inc.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-QSB for the quarter ended June 30, 2006;

2.	Quarterly Report on Form 10-QSB for the quarter ended March 31, 2006;

3.	Quarterly Report on Form 10-QSB for the quarter ended December 31, 2005; and

4.	Annual Report on Form 10-KSB for the year ended September 30, 2005.

EFFECTIVE DATE OF AMENDMENTS

Pursuant to Rule 14c-2 under the Exchange Act, the effective date of the action stated herein, shall not occur until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the Stockholders. The Company anticipates that the actions contemplated hereby will be effected on or about the close of business on January 18, 2007.

By Order of the Board of Directors /s/ Yiqing Wan ______________________ Yiqing Wan Chairman of the Board and Chief Executive Officer

EXHIBIT 1

JOINT WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
AND
MAJORITY SHAREHOLDERS
OF
APPLIED SPECTRUM TECHNOLOGIES, INC.

Pursuant to Section 141(f) of the
General Corporation Law of Delaware
The undersigned, being all of the members of the Board of Directors and the holders of at least a majority of the outstanding capital stock of Applied Spectrum Technologies, Inc., a Delaware corporation (the “Corporation”), hereby consent, pursuant to Sections 141(f) of the General Corporation Law of the State of Delaware, to the adoption of the following resolutions:

AMENDMENT TO ARTICLES OF INCORPORATION
(NAME CHANGE)

WHEREAS, it is proposed that the Corporation amend its Articles of Incorporation to change the name of the Corporation to “Benda Pharmaceutical, Inc.;”

NOW, THEREFORE, BE IT RESOLVED, that the Articles of Incorporation of the Corporation be amended as set forth in the Certificate of Amendment;

RESOLVED FURTHER, that the Certificate of Amendment be, and hereby is, approved and adopted in all material respects;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Securities and Exchange Commission a Schedule 14C Information Statement (the “Schedule 14C”) informing the shareholders of the Corporation of record as of December 1, 2006 who are not signatory hereto of the action taken hereby;

RESOLVED FURTHER, that, upon effectiveness of the Schedule 14C, any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to execute and file with the Secretary of State of the State of Delaware the Certificate of Amendment, in accordance with applicable law;

RESOLVED FURTHER, that any officer of the Corporation, acting alone, be and hereby is authorized, empowered and directed, for and on behalf of the Corporation, to take such further action and execute and deliver any additional agreements, instruments, certificates, filings or other documents and to take any additional steps as any such officer deems necessary or appropriate to effectuate the purposes of the foregoing resolutions;

RESOLVED FURTHER, that any action or actions heretofore taken by any officer of the Corporation for and on behalf of the Corporation in connection with the foregoing resolutions are hereby ratified and approved as the actions of the Corporation.

[REST OF PAGE INTENTIONALLY LEFT BLANK]

This Joint Written Consent shall be added to the corporate records of this Corporation and made a part thereof, and the resolutions set forth above shall have the same force and effect as if adopted at a meeting duly noticed and held by the Board of Directors and the shareholders of this Corporation. This Joint Written Consent may be executed in counterparts and with facsimile signatures with the effect as if all parties hereto had executed the same document. All counterparts shall be construed together and shall constitute a single Joint Written Consent.

Dated:	December 1, 2006

MAJORITY SHAREHOLDERS

XIA Pharmaceutical Inc. By: /s/ Yiqing Wan _________________________ Yiqing Wan Shares: 46,187,136 common shares	By: /s/ Huilian Song _________________________ Huilian Song Shares: 2,303,506 common shares

Moveup Investments Limited By: /s/ Shaoping Lu _________________________ Shaoping Lu Shares: 4,230,865 common shares

DIRECTORS

By: /s/ John Micek, III _________________________ John Micek, III	By: /s/ Huilian Song _________________________ Huilian Song

By: /s/ Ruilu Song _________________________ Ruilu Song	By: /s/ Yiqing Wan _________________________ Yiqing Wan

By: /s/ Jingbo Wu _________________________ Jingbo Wu

EXHIBIT A

STATE OF DELAWARE
CERTIFICATE OF AMENDENT OF
CERTIFICATE OF INCORPORATION OF
APPLIED SPECTRUM TECHNOLOGIES, INC.
_________________________________

A corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of Applied Spectrum Technologies, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "First" so that, as amended, said Article shall be and read as follows:

The name of the Corporation shall be "Benda Pharmaceutical, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statue were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said Applied Spectrum Technologies, Inc. has caused this certificate to be signed by Yiqing Wan, an Authorized Officer this 18th day of January, 2007.

____________________________
Yiqing Wan, President